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                                                                     EXHIBIT 5.1

                               AUDITORS' CONSENT

We hereby consent to the inclusion in this Registration Statement on Form F-10 of our report dated November 14, 2003 (except as to note 12, which is as of December 16, 2003) relating to the consolidated financial statements of Western Silver Corporation for the year ended September 30, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                        (signed) PRICEWATERHOUSECOOPERS LLP


                                        PricewaterhouseCoopers LLP
                                        Chartered Accountants

Vancouver, British Columbia
November 26, 2004